NEWPORT GREATER CHINA FUND
                     FUND YIELD CALCULATION
                   (CALENDAR MONTH-END METHOD)
                 30-DAY BASE PERIOD ENDED 8/31/97


                                       6
                   FUND YIELD = 2 ----- +1    -1
                                       c-d


                                                       CLASS A          CLASS B       CLASS C      CLASS Z
      a = dividends and interest earned during
          the month ................................   $219,731           $269        $268          $269

      b = expenses accrued during the month             228,505            373         371           279

      c = average dividend shares outstanding
          during the month .........................  6,147,543          7,525       7,502         7,502

      d = class  maximum offering price per share
          on the last day of the month .............     $18.99         $17.86      $17.86        $17.91


            YIELD ..................................      -0.09%         -0.93%      -0.93%        -0.10%

           YIELD  WITHOUT WAIVER..........                -0.25%         -1.10%      -1.10%        -0.27%